UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 L Street NW,	Washington,	DC	20005
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 26, 2024, were submitted to a vote of the stockholders of CoStar Group, Inc. (the "Company" or "our") at the Company's Annual Meeting of Stockholders held on June 6, 2024. The final voting results are as follows:

1.Each of the following nominees were elected to our Board of Directors to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Michael R. Klein, Andrew C. Florance, Angelique G. Brunner, John W. Hill, Laura Cox Kaplan, Robert W. Musslewhite, Christopher J. Nassetta and Louise S. Sams.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael R. Klein	332,025,593	40,115,539	173,410	6,301,640
Andrew C. Florance	368,069,482	4,071,725	173,335	6,301,640
Angelique G. Brunner	371,965,751	174,493	174,298	6,301,640
John W. Hill	365,175,275	6,963,838	175,429	6,301,640
Laura Cox Kaplan	368,660,571	3,480,087	173,884	6,301,640
Robert W. Musslewhite	371,212,663	926,092	175,787	6,301,640
Christopher J. Nassetta	334,272,968	37,866,303	175,271	6,301,640
Louise S. Sams	371,288,971	851,869	173,702	6,301,640

2.The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified upon the following vote:

Votes For	363,324,753
Votes Against	15,225,921
Abstentions	65,508
Broker Non-Votes	—

3.The advisory resolution to approve the Company's executive compensation was approved upon the following vote:

Votes For	340,897,991
Votes Against	30,921,054
Abstentions	495,497
Broker Non-Votes	6,301,640

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date:	June 7, 2024	/s/ Gene Boxer

Name: Gene Boxer
Title: General Counsel and Corporate Secretary